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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 2, 2005

                         MAX & ERMA'S RESTAURANTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    Delaware                    0-11514                          31-1041397
(STATE OR OTHER           (COMMISSION FILE NO.)                (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)


                              4849 Evanswood Drive
                               Columbus, OH 43229
                                 (614) 431-5800
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

         On November 2, 2005, the Compensation Committee of the Board of Directors ("Compensation Committee") of Max & Erma's Restaurants, Inc. (the "Company") adopted the Company's Fiscal 2006 Executive Compensation Program (the "Program"). The material terms of the Program are attached as Exhibit 10 to this Current Report on Form 8-K and are incorporated herein by reference.

         Under the Program, base salaries for the executive officers for fiscal 2006 are as follows: Mr. Barnum ($355,000), Mr. Niegsch ($210,000), Mr. Lindeman ($185,000), and Mr. Howenstein ($160,000). The Program also provides a cash bonus program for each of the Company's executive officers based on the achievement by the Company of certain adjusted income targets. The Program also provides an additional cash bonus for Mr. Howenstein based on the achievement of certain same store sales targets.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (C) EXHIBITS.

             Exhibit No.                      Description

                 10 Description of the Material Terms of Max & Erma's Restaurants, Inc.'s Fiscal 2006 Executive Compensation Program



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                MAX & ERMA'S RESTAURANTS, INC.


Date:  November 8, 2005                         By: /s/ William C. Niegsch, Jr.
                                                    ---------------------------
                                                    William C. Niegsch, Jr.,
                                                    Executive Vice President
                                                    and Chief Financial Officer




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                                  EXHIBIT INDEX

    Exhibit No.                             Description

       10 Description of the Material Terms of Max & Erma's Restaurants, Inc.'s Fiscal 2006 Executive Compensation Program